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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE
---------------------

Contact: AFFYMETRIX, INC.
         Edward M. Hurwitz                  Anne Bowdidge
         Vice President and                 Director of Investor Relations
         Chief Financial Officer            (408) 731-5925
         (408) 731-5000


Affymetrix Completes Acquisition of Neomorphic

SANTA CLARA, Calif., Oct. 31 -- Affymetrix, Inc., (Nasdaq: AFFX) announced today the completion of its acquisition of Neomorphic, Inc., a privately-held, internationally recognized, computational genomics company located in Berkeley, California. In connection with the completion of the acquisition, the stockholders of Neomorphic will be receiving approximately 1.4 million shares of Affymetrix common stock in exchange for all of their outstanding shares and the assumption of all of Neomorphic's stock options. Affymetrix has agreed to register the resale of the Affymetrix stock issued in the transaction following the closing and at such time the aggregate number of Affymetrix stock that the Neomorphic stockholders will receive may be increased or decreased depending on Affymetrix' stock performance prior to the effective date of the registration statement. In lieu of any such increase in the aggregate number of shares of Affymetrix stock to be issued in the transaction, Affymetrix has the option of paying cash in an aggregate amount not to exceed $20 million. The transaction is being accounted for as a purchase transaction.

Affymetrix will focus on integrating and applying Neomorphic's computational genomics and bioinformatics capabilities to develop new products based on information from the Human Genome Project and from the genomes of model organisms such as mouse, rat, Drosophila and Arabidopsis. It is anticipated that products resulting from this effort will include whole genome, high-density GeneChip(R) arrays, new data analysis tools and a series of internet-accessible information products. Affymetrix is a leader in developing and commercializing systems to acquire, analyze and manage complex genetic information in order to improve the quality of life. The Company's GeneChip system consists of disposable DNA probe arrays containing gene sequences on a chip, reagents for use with the probe arrays, a scanner, and other instruments to process the probe arrays and software to analyze and manage genetic information. The Company's spotted array system enables individual researchers to create and analyze custom microarrays on an easy-to-use, cost efficient platform. Additional information on Affymetrix and GeneChip technology can be found at WWW.AFFYMETRIX.COM.

All statements in this press release that are not historical are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix' "expectations," "beliefs," "hopes," "intentions," "strategies" or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to, uncertainties relating to technological approaches, product development, manufacturing, market acceptance, personnel retention, equity dilution, uncertainties related to the ability to realize benefits from acquisitions, uncertainties related to cost and pricing of Affymetrix products, dependence on collaborative partners, uncertainties relating to sole source suppliers, uncertainties relating to FDA and other regulatory approvals, competition, risks relating to intellectual property of others and the uncertainties of patent protection and litigation. These and other risk factors are discussed in Affymetrix' Annual Report on Form 10-K for the year ended December 31, 1999 and other SEC reports, including its Quarterly Reports on Form 10-Q for subsequent quarterly periods. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix' expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.



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NOTE: Affymetrix, GeneChip and the Affymetrix logo are registered trademarks used by Affymetrix, Inc.





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